Exhibit 99.1

Veeva Announces Fiscal 2015 First Quarter Results

Total Revenues of $66.7M, up 56% Year-over-year;
Subscription Services Revenue of $48.5M, up 74% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--May 29, 2014--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the life sciences industry, today announced results for its fiscal first quarter ended April 30, 2014.

“We saw strong results this quarter, including 74% growth in subscription revenue and non-GAAP operating margin of 24%,” said CEO Peter Gassner. “Our industry cloud for life sciences is helping the industry become more efficient, effective, and compliant.”

Fiscal 2015 First Quarter Results:

  Revenues: Total revenues for the first quarter were $66.7 million, up from $42.8 million one year ago, an increase of 56% year-over-year. Subscription services revenues for the first quarter were $48.5 million, up from $27.9 million one year ago, an increase of 74% year-over-year.
  Operating income and non-GAAP operating income: First quarter operating income was $12.6 million, compared to $8.2 million one year ago, an increase of 54% year-over-year. Non-GAAP operating income for the first quarter was $16.2 million, compared to $9.0 million one year ago, an increase of 80% year-over-year.
  Net income and non-GAAP net income(1): First quarter net income was $7.2 million, compared to $4.8 million one year ago, an increase of 49% year-over-year. Non-GAAP net income for the first quarter was $10.4 million, compared to $5.6 million one year ago, an increase of 85% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the first quarter, fully diluted net income per share was $0.05, while non-GAAP fully diluted net income per share was $0.07.

“We had another record quarter. We continue to deliver a unique combination of strong revenue growth, profitability, and operating cash flow, demonstrating the strength of our model,” said CFO Tim Cabral. “We are executing well against our strategic initiatives and are pleased to raise our outlook for the balance of the year.”

Recent Highlights:

Veeva Commercial Summit – An annual industry event, the Veeva Commercial Summit has grown to become one of the largest commercial life sciences gatherings in the world. At this year’s Commercial Summit in May, Veeva unveiled:

  Veeva Commercial Cloud, an integrated, global solution that brings together Veeva Network, Veeva Vault, and Veeva CRM to connect data, content, and interactions—allowing life sciences companies to sell and market more effectively and improve compliance.
  New products, including Veeva Align, a solution to align resources to customers across all channels and define multichannel plans of action and Veeva CRM Meetings for the planning, management, and execution of group meetings with healthcare professionals worldwide. Veeva Align and Veeva CRM Meetings are slated for release in the second quarter of calendar 2015.
  General availability of Veeva CRM Engage, a digital platform for engaging with customers online, anytime, anywhere, via any device.
  Plans to partner with Symphony Health Solutions to pre-align Symphony’s U.S. healthcare data with the healthcare provider and healthcare organization information in Veeva Network, making it seamless for customers to marry the organization and physician records in Veeva Network with sales and prescribing data.

Financial Outlook:

Veeva is providing guidance for its fiscal second quarter ending July 31, 2014 as follows:

  Total revenues between $68.5 and $69.5 million.
  Non-GAAP operating income between $15 and $16 million.
  Non-GAAP fully diluted net income per share of $0.07.

Veeva is updating guidance for its fiscal year ending January 31, 2015 as follows:

  Total revenues between $277 and $282 million.
  Non-GAAP operating income between $58 and $63 million.
  Non-GAAP fully diluted net income per share between $0.26 and $0.28.
Conference Call Information
What:	Veeva’s Fiscal 2015 First Quarter Results Conference Call
When:	Thursday, May 29, 2014
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 4245 9391
Webcast:	ir.veeva.com

(1) Non-GAAP net income and non-GAAP fully diluted net income per share are adjusted for the impact of stock-based compensation expense, amortization of purchased intangibles, capitalization and subsequent amortization of expenses associated with development of internal-use software, and the tax effect of these non-GAAP adjustments. See the sections titled, “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 200 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the release dates for and benefits from the use of Veeva's solutions, our partnership plans, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) adverse changes in general economic or market conditions, particularly in the life sciences industry; (ii) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (iii) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (iv) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (v) our ability to manage our growth effectively; (vi) our limited operating history, which makes it difficult to predict future results; (vii) the development of the market for enterprise cloud services, particularly in the life sciences industry; (viii) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (ix) breaches in our security measures, unauthorized access to our customers’ data, or system availability or performance problems associated with our data centers or computing infrastructure; (x) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (xi) loss of one or more key customers; and (xii) changes in sales that may not be immediately reflected in our results due to our subscription model.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-K for the period ended January 31, 2014, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30, 2014	January 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$188,888	$262,507
Short-term investments	156,608	25,625
Accounts receivable, net	61,217	58,433
Deferred income taxes	2,075	2,075
Income tax receivable	4,494	1,389
Other current assets	5,500	3,703
Total current assets	418,782	353,732
Property and equipment, net	2,494	2,445
Capitalized internal-use software, net	1,645	1,585
Goodwill	4,850	4,850
Intangible assets, net	6,141	6,551
Other long-term assets	1,212	1,145
Total assets	$435,124	$370,308

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,098	$2,117
Accrued compensation and benefits	14,519	8,750
Accrued expenses and other liabilities	7,876	7,931
Income tax payable	866	439
Deferred revenue	74,872	67,380
Total current liabilities	101,231	86,617
Deferred income taxes, noncurrent	1,698	1,698
Other long-term liabilities	1,909	1,897
Total liabilities	104,838	90,212
Stockholders’ equity:
Class A common stock	—	—
Class B common stock	1	1
Additional paid-in capital	274,491	231,534
Accumulated other comprehensive income	31	19
Retained earnings	55,763	48,542
Total stockholders’ equity	330,286	280,096
Total liabilities and stockholders’ equity	$435,124	$370,308

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)

	Three Months Ended April 30,
	2014	2013
	(Unaudited)
Revenues:
Subscription services	$48,521	$27,937
Professional services and other	18,200	14,851
Total revenues	66,721	42,788
Cost of revenues(2):
Cost of subscription services	12,040	6,950
Cost of professional services and other	13,910	10,759
Total cost of revenues	25,950	17,709
Gross profit	40,771	25,079
Operating expenses(2):
Research and development	8,992	5,527
Sales and marketing	12,814	7,662
General and administrative	6,408	3,717
Total operating expenses	28,214	16,906
Operating income	12,557	8,173
Other expense, net	(30)	(499)
Income before income taxes	12,527	7,674
Provision for income taxes	5,306	2,829
Net income	$7,221	$4,845

Net income attributable to Class A and Class B common stockholders, basic and diluted	$7,128	$926
Net income per share attributable to Class A and Class B common stockholders:
Basic	$0.06	$0.04
Diluted	$0.05	$0.03
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	123,902	21,610
Diluted	142,849	32,988
Other comprehensive income:
Net change in unrealized gains on available-for-sale investments	$46	$3
Net change in cumulative foreign currency translation gain	(34)	—
Comprehensive income	$7,233	$4,848

(2) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$53	$3
Cost of professional services and other	582	93
Research and development	887	195
Sales and marketing	776	183
General and administrative	958	261
Total stock-based compensation	$3,256	$735

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended April 30,
	2014	2013
	(Unaudited)
Cash flows from operating activities
Net income	$7,221	$4,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	930	267
Amortization of premiums on short-term investments	312	89
Stock-based compensation	3,256	735
Deferred income taxes	—	—
Bad debt expense	28	91
Changes in operating assets and liabilities:
Accounts receivable	(2,812)	(888)
Income taxes	(2,678)	(393)
Other current and non-current assets	(1,861)	(528)
Accounts payable	912	(1,702)
Accrued expenses and other liabilities	5,318	4,947
Deferred revenue	7,492	5,456
Long-term liabilities	12	104
Net cash provided by operating activities	18,130	13,023
Cash flows from investing activities
Purchases of short-term investments	(135,116)	(1,357)
Maturities and sales of short-term investments	3,867	700
Purchases of property and equipment	(299)	(217)
Payments for capitalized internal-use software	(220)	—
Proceeds from note receivable–related party	—	253
Payments for restricted cash and deposits	(3)	(212)
Net cash used in investing activities	(131,771)	(833)
Cash flows from financing activities
Proceeds from early exercise of common stock options	—	43
Proceeds from exercise of common stock options	685	231
Net proceeds from follow-on offering	34,994	—
Excess tax benefits from stock-based compensation	4,379	—
Net cash provided by financing activities	40,058	274
Effect of exchange rate changes	(36)	—
Net change in cash and cash equivalents	(73,619)	12,464
Cash and cash equivalents at beginning of period	262,507	31,890
Cash and cash equivalents at end of period	$188,888	$44,354

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes non-GAAP net income, non-GAAP fully diluted net income per share, non-GAAP operating income, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes they are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization of acquisition-related purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles and capitalized internal-use software for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating income and operating margin and fully diluted net income per share for its fiscal second quarter ending July 31, 2014 or its fiscal year ending January 31, 2015 because of the difficulty of estimating certain items that are excluded from non-GAAP operating margin and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses and amortization of acquisition related intangibles, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	Three Months Ended April 30,
	2014	2013
	(Unaudited)

Cost of subscription services revenues on a GAAP basis	$12,040	$6,950
Stock-based compensation expense	(53)	(3)
Amortization of purchased intangibles	(370)	—
Amortization of internal-use software	(199)	—
Cost of subscription services revenues on a non-GAAP basis	$11,418	$6,947

Gross margin on subscription services revenues on a GAAP basis	75.2%	75.1%
Stock-based compensation expense	0.1	—
Amortization of purchased intangibles	0.8	—
Amortization of internal-use software	0.4	—
Gross margin on subscription services revenues on a non-GAAP basis	76.5%	75.1%

Cost of professional services and other revenues on a GAAP basis	$13,910	$10,759
Stock-based compensation expense	(582)	(93)
Cost of professional services and other revenues on a non-GAAP basis	$13,328	$10,666

Gross margin on professional services and other revenues on a GAAP basis	23.6%	27.6%
Stock-based compensation expense	3.2	0.6
Gross margin on professional services and other revenues on a non-GAAP basis	26.8%	28.2%

Gross profit on a GAAP basis	$40,771	$25,079
Stock-based compensation expense	635	96
Amortization of purchased intangibles	370	—
Amortization of internal-use software	199	—
Gross profit on a non-GAAP basis	$41,975	$25,175

Gross margin on total revenues on a GAAP basis	61.1%	58.6%
Stock-based compensation expense	0.9	0.2
Amortization of purchased intangibles	0.6	—
Amortization of internal-use software	0.3	—
Gross margin on total revenues on a non-GAAP basis	62.9%	58.8%

Research and development expense on a GAAP basis	$8,992	$5,527
Stock-based compensation expense	(887)	(195)
Capitalization of internal-use software	220	—
Amortization of internal-use software	—	(104)
Research and development expense on a non-GAAP basis	$8,325	$5,228

Sales and marketing expense on a GAAP basis	$12,814	$7,662
Stock-based compensation expense	(776)	(183)
Amortization of purchased intangibles	(43)	—
Sales and marketing expense on a non-GAAP basis	$11,995	$7,479

General and administrative expense on a GAAP basis	$6,408	$3,717
Stock-based compensation expense	(958)	(261)
General and administrative expense on a non-GAAP basis	$5,450	$3,456

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands)

	Three Months Ended April 30,
	2014	2013
	(Unaudited)

Operating expense on a GAAP basis	$28,214	$16,906
Stock-based compensation expense	(2,621)	(639)
Amortization of purchased intangibles	(43)	—
Capitalization of internal-use software	220	—
Amortization of internal-use software	—	(104)
Operating expense on a non-GAAP basis	$25,770	$16,163

Operating income on a GAAP basis	$12,557	$8,173
Stock-based compensation expense	3,256	735
Amortization of purchased intangibles	413	—
Capitalization of internal-use software	(220)	—
Amortization of internal-use software	199	104
Operating income on a non-GAAP basis	$16,205	$9,012

Operating margin on a GAAP basis	18.8%	19.1%
Stock-based compensation expense	4.9	1.7
Amortization of purchased intangibles	0.6	—
Capitalization of internal-use software	(0.3)	—
Amortization of internal-use software	0.3	0.3
Operating margin on a non-GAAP basis	24.3%	21.1%

Net income on a GAAP basis	$7,221	$4,845
Stock-based compensation expense	3,256	735
Amortization of purchased intangibles	413	—
Capitalization of internal-use software	(220)	—
Amortization of internal-use software	199	104
Income tax effect on non-GAAP adjustments	(491)	(71)
Net income on a non-GAAP basis	$10,378	$5,613

Net income allocated to participating securities on a GAAP basis	$(93)	$(3,919)
Net income allocated to participating securities from non-GAAP adjustments(3)	(40)	3,757
Net income allocated to participating securities on a non-GAAP basis	(133)	(162)
Net income attributable to common stockholders on a non-GAAP basis	$10,245	$5,451

Diluted net income per share on a GAAP basis	$0.05	$0.03
Stock-based compensation expense	0.02	0.01
Amortization of purchased intangibles	—	—
Capitalization of internal-use software	—	—
Amortization of internal-use software	—	—
Income tax effect on non-GAAP adjustments	—	—
Impact of assumed conversion of preferred stock(3)	—	0.01
Diluted net income per share on a non-GAAP basis	$0.07	$0.05

(3) In computing the net income attributed to common stockholders at April 30, 2013 for non-GAAP purposes, the net income allocated to participating securities was adjusted for the convertible preferred stock that was assumed to be converted to common shares. In computing the fully diluted shares at April 30, 2013 for non-GAAP purposes, the 85,000,000 shares of convertible preferred stock that was issued and outstanding as of April 30, 2013 were assumed to be converted to common shares.

CONTACT:
Veeva Systems Inc.
Investor Relations Contact
Rick Lund, 925-271-9816
ir@veeva.com
or
Media Contact
Jeff Seedman, 310-330-6994
pr@veeva.com